Exhibit 99.1
PRESS RELEASE
MAY 12, 2017

Track Group Reports Second Quarter 2017 Results

Consolidation and focus on core judicial business positions the company for improved efficiencies, growth and financial performance

ROMEOVILLE, Illinois — May 12, 2017 — Track Group today announced financial results for its fiscal 2017 second-quarter ended March 31, 2017.

Second Quarter Highlights

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Net cash provided by operating activities is up 144% from a year ago
●
Revenue from core judicial customers is up 9.5%
●
Extended maturity of Sapinda Asia loan agreement from 9/2017 to 9/2020
●
Generated net proceeds of $510,000 from sale of non-core, hardware asset
●
Global headquarters consolidated to the Chicago area from Salt Lake City, Utah including monitoring center

“Q2 was a strong quarter demonstrated by our growth in revenue, gross profit and cash flow,” said Guy Dubois, Chairman and CEO of Track Group. “I’m pleased with our progress and the improving strength and stability of our business heading into the second half of the year.”

Key Financial Results

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Revenue increased 9.5% - For the three months ended March 31, 2017, the Company recognized revenue from operations of $7,220,043 compared to $6,592,039 for the three months ended March 31, 2016, an increase of $628,004 or 9.5%. The increase in revenue was principally the result of (i) expansion and growth of offender monitoring in Chile, and (ii) growth of our North American monitoring operations driven by Marion County Community Corrections, and by the Virginia Department of Corrections.

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Gross profit increased 7.3% - For the three months ended March 31, 2017, gross profit totaled $4,050,164 compared to $3,773,967 for the three months ended March 31, 2016, an increase of $276,197 or 7.3%.

●
Loss from operations decreased $234,394 or 18.8% - For the three months ended March 31, 2017, the loss from operations was ($1,011,814) compared to ($1,246,208) for the three months ended March 31, 2016.

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Net loss of $1,585,497 – The Company had a net loss of $1,585,497 for the three months ended March 31, 2017, compared to a net loss of $1,920,689 for the three months ended March 31, 2016, a narrowing of $335,192.

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Cash from operations increased 144% – Net cash provided by operations improved to $1,996,957 for the six months ended March 31, 2017 compared to $817,077 for the same period in 2016 largely due to gains in working capital.

●
Adjusted EBITDA increased 11% – Adjusted EBITDA for the second quarter of 2017 increased approximately 11% to $643,000 up from $580,000 in the same period in 2016.

The Company is also adjusting its outlook from its December 22, 2016 news release indicating FY2017 revenue of $33-35 million and adjusted EBITDA margin of 15-20% to Revenue of $30-33 million and adjusted EBITDA margin of 12-15%.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Contacts:
Peter Poli – Chief Financial Officer
peter.poli@trackgrp.com
877-260-2010

Steve Hamilton - Chief Marketing Officer
steve.hamilton@trackgrp.com
877-260-2010

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc. & subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the "Adjustments").

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company's financial results, including management's analysis of results from operations and financial condition, are contained in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2016, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company's Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	September 30,
Assets	2017	2016
Current assets:	(Unaudited)
Cash	$2,218,699	$1,769,921
Accounts receivable, net of allowance for doubtful accounts of $2,929,975 and $2,335,508, respectively	5,481,495	6,894,095
Note receivable, current	334,733	334,733
Prepaid expenses and other	461,989	816,708
Inventory, net of reserves of $26,934 and $98,150, respectively	150,710	521,851
Total current assets	8,647,626	10,337,308
Property and equipment, net of accumulated depreciation of $1,602,824 and $1,421,389, respectively	1,008,347	1,226,461
Monitoring equipment, net of accumulated amortization of $3,853,696 and $3,438,074, respectively	3,842,859	4,358,117
Intangible assets, net of accumulated amortization of $8,800,030 and $8,233,659, respectively	24,494,973	25,540,650
Goodwill	8,044,429	7,955,876
Other assets	3,341,884	2,900,911
Total assets	$49,380,118	$52,319,323

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	3,396,084	2,771,101
Accrued liabilities	4,632,549	3,976,192
Current portion of long-term debt, net of discount of $0 and $222,973, respectively	68,593	3,245,732
Total current liabilities	8,097,226	9,993,025
Stock payable - related party	3,000,000	3,289,879
Long-term debt, net of current portion and discount of $297,297 and $185,811, respectively	33,597,443	30,345,803
Total Liabilities	44,694,669	43,628,707

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,443,784 outstanding at March 31, 2017 and 10,333,516 at September 30, 2016	1,044	1,034
Additional paid-in capital	299,579,665	298,876,399
Accumulated deficit	(293,540,759)	(289,341,503)
Accumulated other comprehensive income	(1,354,501)	(845,314)
Total equity	4,685,449	8,690,616
Total liabilities and stockholders’ equity	$49,380,118	$52,319,323

TRACK GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2017	2016	2017	2016
Revenue:
Monitoring services	$7,154,876	$6,392,198	$14,419,889	$12,349,624
Other	65,167	199,841	471,644	560,019
Total revenues	7,220,043	6,592,039	14,891,533	12,909,643

Cost of revenues:
Monitoring, products & other related services	2,594,305	2,177,287	6,201,581	4,597,755
Depreciation & amortization included in cost of revenues	515,574	580,785	961,067	1,009,752
Impairment of monitoring equipment and parts	60,000	60,000	134,787	120,000
Total cost of revenue	3,169,879	2,818,072	7,297,435	5,727,507

Gross profit	4,050,164	3,773,967	7,594,098	7,182,136

Operating expenses:
General & administrative	2,355,156	3,068,618	5,530,210	5,976,984
Loss on sale of assets	766,031	-	766,031	-
Restructuring costs	4,070	-	570,400	-
Selling & marketing	624,210	586,707	1,213,978	1,276,301
Research & development	679,238	630,281	1,167,416	1,130,887
Depreciation & amortization	633,273	734,569	1,208,384	1,434,604
Total operating expenses	5,061,978	5,020,175	10,456,419	9,818,776
Loss from operations	(1,011,814)	(1,246,208)	(2,862,321)	(2,636,640)

Other income (expense):
Interest expense, net	(797,333)	(631,409)	(1,444,436)	(1,325,917)
Currency exchange rate gain (loss)	10,335	(66,408)	(106,107)	(84,557)
Other income, net	222,414	23,336	222,707	(804)
Loss before income taxes	(1,576,398)	(1,920,689)	(4,190,157)	(4,047,918)
Income tax expense	9,099	-	9,099	-
Net loss attributable to common shareholders	(1,585,497)	(1,920,689)	(4,199,256)	(4,047,918)
Foreign currency translation adjustments	(15,615)	755,160	(509,187)	970,255
Comprehensive loss	$(1,601,112)	$(1,165,529)	$(4,708,443)	$(3,077,663)
Basic and diluted loss per common share	$(0.15)	$(0.19)	$(0.41)	$(0.39)
Weighted average common shares outstanding, basic and diluted	10,352,485	10,270,680	10,342,948	10,265,958

TRACK GROUP, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months ended March 31,		Six Months ended March 31,
	2017	2016	2017	2016

Non-GAAP Adjusted EBITDA
Net loss attributable to common shareholders	(1,585)	(1,921)	(4,199)	(4,048)
Interest expense, net	798	631	1,445	1,326
Income taxes (1)	9	8	9	13
Depreciation, amortization and impairment	1,209	1,316	2,304	2,565
Stock based compensation	(348)	273	(123)	629
Restructuring charges (2)	4	-	570	-
Loss on sale of assets	766	-	766	-
Other charges, net (3)	(210)	273	277	432
Non GAAP Adjusted EBITDA	643	580	1,049	917
Non GAAP Adjusted EBITDA, percent of revenue	8.9%	8.8%	7.0%	7.1%

	Three Months ended March 31,		Six Months ended March 31,
	2017	2016	2017	2016
Non-GAAP EPS (In $000's, except share data)
Net loss attributable to common shareholders	(1,585)	(1,921)	(4,199)	(4,048)
Interest expense, net	798	631	1,445	1,326
Income taxes (1)	9	8	9	13
Depreciation, amortization and impairment	1,209	1,316	2,304	2,565
Stock based compensation	(348)	273	(123)	629
Restructuring charges (2)	4	-	568	-
Loss on sale of assets	766	-	766	-
Other charges, net (3)	(210)	273	277	432
Non GAAP net income to common shareholders	643	580	1,047	917
Weighed average common shares outstanding	10,352,486	10,270,680	10,342,949	10,265,958
Non-GAAP earnings per share	$0.06	$0.06	$0.10	$0.09

(1)
Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2)
Includes restructuring charges associated with outsourcing one of our monitoring centers and moving our headquarters to the Chicagoland area.
(3)
Other charges may include gains or losses, non-cash currency impacts, non-recurring accrual adjustments, legal settlements and reserves associated with contracts in Mexico.